Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

ENTRAVISION HOLDINGS, LLC

We consent to the use in this Registration Statement on Form S-4 of Entravision Communications Corporation of our report dated November 16, 2010, relating to our audit of the financial statements of Entravision Holdings, LLC, appearing in the prospectus, which is part of this Registration Statement.

We also consent to our firm under the caption “Experts” in such prospectus.

/s/ McGladrey & Pullen, LLP

Los Angeles, California

November 16, 2010